UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2006, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”) approved the grant of deferred stock units (“DSUs”), including associated dividend equivalent rights, under the Company’s Equity Incentive Plan (as amended, the “Plan”) to Messrs. John Whitmire, Chairman of the Board, and Raj K. Gupta, a non-employee Director on the Board. In the case of Mr. Whitmire, the Board approved the grant of 2,552 DSUs to him in lieu of a common stock grant with a value equal to $225,000 on the grant date pursuant to the Chairman Agreement, dated April 27, 2004, between Mr. Whitmire and the Company. In the case of Mr. Gupta, the Board approved the grant of 227 DSUs to him with a value equal to $20,000 on the grant date in lieu of the payment to him of $20,000 of his annual cash Board retainer.

In addition, the Board approved a revised form of the Deferred Stock Unit Grant Agreement on May 2, 2006 which is filed as Exhibit 10.95 hereto and is herein incorporated by reference.

Pursuant to the Plan, all non-employee Directors, excluding Mr. Whitmire, were granted an annual equity award on May 2, 2006 (which value was disclosed previously in the Company’s Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2005). The Plan provides that unless the Board approves otherwise, an annual equity award is granted to each non-employee Director who has not received an initial stock option grant under the Plan since the Company’s immediately preceding annual meeting of stockholders. As set forth in the Company’s Form 8-K filed with the SEC on March 15, 2006, the Board approved an annual equity award to Mr. John T. Mills. The Board also approved an annual equity award to Mr. David C. Hardesty Jr. Messrs. Mills and Hardesty were appointed to the Board after the Company’s annual meeting of stockholders held on May 3, 2005 and received initial stock option grants in connection with their respective appointments.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 2, 2006, the Board adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company. The modifications to the former bylaws were as a result of a review of such bylaws by the Board in an attempt to prevent any inconsistency between the text of Section 3.10 of the former bylaws (which had set forth the purposes of each of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee of the Board) and the statements of purpose set forth in each of the charters of such committees. Subsections 3.10(A) through 3.10(D) have been deleted from the Second Amended and Restated Bylaws to eliminate any such inconsistency.

A copy of the full text of the charters of each of the Audit Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee of the Board may be found at www.consolenergy.com.

The foregoing is qualified in its entirety by the Second Amended and Restated Bylaws. A copy of the Second Amended and Restated Bylaws is included as Exhibit 3.2 hereto and a copy marked to show changes to the former bylaws is included as Exhibit 3.2.1 hereto.

Item 7.01 Regulation FD Disclosure.

On May 4, 2006, the Company issued a press release announcing the Board’s approval of a two-for-one split of the Company’s common stock effected in the form of a stock dividend (the “Stock Split”). The Stock Split entitles all stockholders of record as of the close of business on May 15, 2006 to receive one additional share of common stock for every share of common stock held as of that date. The Company expects that the additional shares will be distributed on or about May 31, 2006. Any cash dividends declared in the future by the Board will be adjusted to reflect the Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation

3.2	Second Amended and Restated Bylaws

3.2.1	Second Amended and Restated Bylaws (marked to show changes from former bylaws)

10.95	Form of Director Deferred Stock Unit Grant Agreement

99.1	Press release of CONSOL Energy Inc. dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Vice President, General Counsel and Secretary

Dated: May 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation

3.2	Second Amended and Restated Bylaws

3.2.1	Second Amended and Restated Bylaws (marked to show changes from former bylaws)

10.95	Form of Director Deferred Stock Unit Grant Agreement

99.1	Press release of CONSOL Energy Inc. dated May 4, 2006.